UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 29, 2010

Rambus Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4440 El Camino Real, Los Altos, California 94022
(Address of principal executive offices, including ZIP code)

(650) 947-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 29, 2010, the Board of Directors of Rambus Inc. (“Rambus”) approved technical amendments to the Amended and Restated Bylaws of Rambus (the “Bylaws”). Sections 5.1, 5.2, 5.3, 5.11 and 5.13 of the Bylaws were amended to clarify those officer positions of the Company required to be appointed by the Board and those officer positions of the Company that the Board may empower the Chief Executive Officer or the President of the Company to appoint, and to bifurcate the positions of Chief Financial Officer and Treasurer. A copy of the amendments to the Bylaws is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 5.07 — Submission of Matters to a Vote of Security Holders.

On April 29, 2010, Rambus held its 2010 Annual Meeting of Stockholders. The matters voted upon at the meeting for stockholders of record as of February 28, 2010 and the vote with respect to each such matter are set forth below:

(i) Election of five Class I directors for a term of two years expiring in 2012:

Name	For	Withheld	Broker Non-Votes
Sunlin Chou, Ph.D.	50,059,624	3,717,646	34,586,213
Bruce Dunlevie	49,838,558	3,938,712	34,586,213
Mark Horowitz, Ph.D.	50,100,563	3,676,707	34,586,213
Harold Hughes	49,660,087	4,117,183	34,586,213
Abraham D. Sofaer	50,053,026	3,724,244	34,586,213

(iii) Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the period ending December 31, 2010:

For: 86,424,242	Against: 1,373,890	Abstentions: 565,351

The term for Class II continuing directors J. Thomas Bentley, P. Michael Farmwald, Ph.D., Penelope A. Herscher, David Shrigley and Eric Stang will expire at the annual meeting of stockholders to be held in 2011. There were 114,520,982 shares issued, outstanding and eligible to vote at the meeting.

Item 9.01— Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment No. 1 to Amended and Restated Bylaws of Rambus Inc. dated April 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2010	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

3.1	Amendment No. 1 to Amended and Restated Bylaws of Rambus Inc. dated April 29, 2010.